Exhibit 10.35

AMENDMENT NO. 3 TO CREDIT AGREEMENT

AMENDMENT NO. 3 TO CREDIT AGREEMENT dated as of November 22, 2005 (this “Amendment”) among MICHAEL FOODS, INC., a Delaware corporation (formerly, THL Food Products Co., the “Borrower”), M-FOODS HOLDINGS, INC., a Delaware corporation (formerly, THL Food Products Holding Co., “Holdings”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1) Holdings, the Borrower, the Lenders and the Administrative Agent have entered into a Credit Agreement dated as of November 20, 2003, as amended by Amendment No. 1 to Credit Agreement dated as of September 17, 2004 and by Amendment No. 2 to Credit Agreement dated as of May 18, 2005 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement;

(2) The Borrower desires to (a) refinance, substitute and replace and convert all outstanding Term B Loans under the Credit Agreement with and into a new class of term loans (as further described in the amendments set forth in Section 1 below, the “Term B-1 Loans”) having substantially identical terms with, and having the same rights and obligations under the Loan Documents as, the Term B Loans, except as provided in the amendments set forth in Section 1 below, and (b) borrow additional Term B-1 Loans of $88,188,000, which the Borrower shall use to refinance in part the outstanding Senior Unsecured Term Loans;

(3) The Borrower has requested that each Term Lender holding Term B Loans make commitments to provide Term B-1 Loans (any Term Lender that executes and delivers this Amendment and makes such a commitment, a “Continuing Term Lender”; and, any Term Lender that does not execute and deliver this Amendment or make such a commitment, an “Exiting Term Lender”) in an amount at least equal to the aggregate principal amount of the Term B Loans held by it immediately prior to the Third Amendment Effective Date (as defined below) and that Eligible Assignees make commitments to provide Term B-1 Loans (such Eligible Assignees, together with the Continuing Term Lenders, the “Term B-1 Lenders”), and the commitment of each such Lender to provide Term B-1 Loans shall be set forth on Schedule 2.01 attached hereto (as further described in the amendments set forth in Section 1 below, its “Term B-1 Commitment”), such that the aggregate Term B-1 Commitments shall be $540,000,000; it being understood that Banc of America Securities LLC, as sole and exclusive lead arranger and bookrunning manager of the Term B-1 Loans (in such capacity, the “Arranger”), and the Administrative Agent shall arrange and allocate any assignments to effectuate such refinancing, substitution and replacement and conversion of Term B Loans and additional borrowings of Term B-1 Loans and the Administrative Agent or any of its Affiliates may (but shall not be required to), in order to better effectuate such assignments, acquire Term B Loans itself for further assignment to other Lenders or Eligible Assignees;

(4) Upon the occurrence of the Third Amendment Effective Date, each Continuing Term Lender will exchange and convert an aggregate principal amount of the Term B Loans held by it immediately prior to the Third Amendment Effective Date (the “Exchanged Term B Loans”) for and into a like principal amount in Dollars of Term B-1 Loans (such portion of the Term B-1 Loans, the “Converted Term B-1 Loans”); it being understood and agreed that the Converted Term B-1 Loans are in exchange, substitution and replacement for, but not in payment or satisfaction of, the Exchanged Term B Loans;

(5) In addition, each Term B-1 Lender severally agrees to make Term B-1 Loans to the Borrower on the Third Amendment Effective Date to the extent its Term B-1 Commitment exceeds the aggregate amount of its Converted Term B-1 Loans (if any) and any Term B Loans assigned (or to be assigned concurrently therewith) to it from any Exiting Term Lender (any such Term B Loans to be exchanged and converted for and into Converted Term B-1 Loans), in an aggregate principal amount equal to such excess and the proceeds of such Term B-1 Loans (such portion of the Term B-1 Loans, the “Funded Term B-1 Loans”) will be used by the Borrower, together with cash on hand, to (a) refinance in full the outstanding principal amount of all Term B Loans held by any Exiting Term Lender that failed to assign all of its Term B Loans to Term B-1 Lenders pursuant to one or more Assignment and Assumption, (b) refinance in full the outstanding principal amount of all outstanding Senior Unsecured Term Loans and to pay all accrued but unpaid interest and any applicable prepayment premium, penalties and costs, and (c) pay all fees, costs and expenses related to the transactions contemplated by this Amendment;

(6) The Borrower has requested that the Lenders amend the Credit Agreement to (a) effect the exchange, conversion, refinancing, substitution and replacement of the Term B Loans, (b) permit the borrowing of the additional Term B-1 Loans and the prepayment of the Senior Unsecured Term Loans, and (c) make other amendments to the Credit Agreement as set forth below;

(7) The Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. Upon, and subject to, the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is amended by adding in the appropriate alphabetical order the following new definitions.

“Exchanged Term B Loans” has the meaning specified in Section 2.01(a)(iv).

“Third Amendment” means Amendment No. 3 to this Agreement, dated as of November 22, 2005, among the Borrower, Holdings, Bank of America, N.A., as Administrative Agent and the Lenders party thereto.

“Third Amendment Effective Date” has the meaning specified in the Third Amendment.

“Term B-1 Borrowing” means a borrowing pursuant to Section 2.01(a)(iv) or (v) consisting of simultaneous Term B-1 Loans of the same Type made by the Term B-1 Lenders.

“Term B-1 Commitment” means, as to each Term B-1 Lender at any time, its obligation to exchange and convert its Term B Loans for and into Term B-1 Loans and to make Term B-1 Loans on the Third Amendment Effective Date to the Borrower pursuant to Section 2.01(a)(iv) or (v), as applicable, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term B-1 Lender’s name on Schedule 2.01 attached to the Third Amendment under the caption “Total Term B-1 Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Commitment of all Term B-1 Lenders shall be $540,000,000 on the Third Amendment Effective Date.

“Term B-1 Facility” means, at any time, (a) prior to initial making of Term B-1 Loans, the aggregate Term B-1 Commitments of all Term B-1 Lenders at such time, and (b) thereafter, the aggregate Term B-1 Loans of all Term B-1 Lenders at such time.

“Term B-1 Lender” means, at any time, any Lender that has a Term B-1 Commitment or a Term B-1 Loan at such time.

“Term B-1 Loan” means (a) a term loan or term loans in Dollars received in exchange for Term B Loans pursuant to Section 2.01(a)(iv) or (b) an advance made by any Term B Lender under the Term B Facility made pursuant to Section 2.01(a)(v).

“Term B-1 Note” means a promissory note of the Borrower payable to the order of any Term B-1 Lender, in substantially the form of Exhibit A to the Third Amendment, evidencing the indebtedness of the Borrower to such Term B-1 Lender resulting from the Term B-1 Loans made or held by such Term B-1 Lender.

“Wakefield Bond Guaranty” means the guaranty dated as of September 30, 2005 by the Borrower of the 7.6% Notes due September 15, 2017 issued by the City of Wakefield, Nebraska in an aggregate principal amount of $10,250,000.

“Wakefield Depot Property” means that certain property containing a train depot located in Dixon County, Nebraska owned by M.G. Waldbaum Company.

“Wakefield Property” means that undeveloped property located in Dixon County, Nebraska (other than the Wakefield Depot Property) owned by M.G. Waldbaum Company.

(i) Section 1.01 of the Credit Agreement is further amended by amending and restating in full clause (a) in the definition of “Applicable Rate” to read as follows:

“with respect to Term B-1 Loans, (i) if the Leverage Ratio is equal to or greater than 3.00:1.00 as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b), (A) for Eurodollar Rate Loans, 2.00% and (B) for Base Rate Loans, 1.00%, and (ii) if the Leverage Ratio is less than 3.00:1.00 as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b), (A) for Eurodollar Rate Loans, 1.75% and (B) for Base Rate Loans, 0.75%; and”.

(b) Section 1.01 of the Credit Agreement is further amended by amending and restating in full the definition of “Term Borrowing”, “Term Commitment”, “Term Facility”, “Term Lender”, “Term Loan” and “Term Note” to read, respectively, as follows:

“Term Borrowing” means any Existing Term Borrowing, any Term B Borrowing or any Term B-1 Borrowing, as applicable.

“Term Commitment” means any Term B-1 Commitment.

“Term Facility” means the Existing Term Facility, the Term B Facility or the Term B-1 Facility, as applicable.

“Term Lender” means any Existing Term Lender, any Term B Lender or any Term B-1 Lender, as applicable.

“Term Loan” means any Existing Term Loan, any Term B Loan or any Term B-1 Loan, as applicable.

“Term Note” means any Existing Term Note, any Term B Note or any Term B-1 Note, as applicable.

(c) Section 1.02 of the Credit Agreement is hereby amended in full to read as follows:

“(e) On and after the Third Amendment Effective Date, all Term Loans shall continue to have the same terms, rights and benefits as the Term Loans immediately prior to the Third Amendment Effective Date under the Loan Documents, except as modified by the Third Amendment.”

(d) Section 2.01(a) of the Credit Agreement is hereby amended by adding the following new clauses (iv) and (v):

“(iv) Term B-1 Exchange. With respect to each Term B-1 Lender that has Term B Loans and a corresponding Term B-1 Commitment, such Term B-1 Lender severally agrees to exchange and convert on the Third Amendment Effective Date an aggregate principal amount of the Term B Loans (“Exchanged Term B Loans”) held by it immediately prior to the Third Amendment Effective Date for and into a like principal amount in Dollars of Term B-1 Loans.

(v) Term B-1 Borrowings. Each Term B-1 Lender severally agrees to make Term B-1 Loans in Dollars to the Borrower on the Third Amendment Effective Date in a principal amount equal to the excess of (A) its Term B-1 Commitment over (B) the aggregate principal amount of its Exchanged Term B Loans, if any. The Borrower shall refinance all Term B Loans that are not Exchanged Term B Loans with the gross proceeds of such Term B-1 Loans.”

(e) Section 2.05(b)(i) of the Credit Agreement is hereby amended by adding at the end thereof the following new additional proviso:

“; provided, further, that solely for purposes of the fiscal year ended December 31, 2005, (x) any prepayment of the Senior Unsecured Term Loans on the Third Amendment Effective Date that would otherwise have been deducted from Consolidated EBITDA in determining Excess Cash Flow shall not be so deducted, and (y) the amount of any mandatory prepayment otherwise required to be made under this Section 2.05(b)(i) (after giving effect to the foregoing clause (x)) for such fiscal year shall be reduced by the amount of the Senior Unsecured Term Loans prepaid on the Third Amendment Effective Date other than with the proceeds of Funded Term B-1 Loans.”

(f) Section 2.07(a) of the Credit Agreement is hereby amended in full to read as follows:

“2.07 Repayment of Loans. (a) Term B-1 Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B-1 Lenders the aggregate principal amount of all Term B-1 Loans outstanding in consecutive quarterly installments as follows (which installments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05 or increased as a result of any increase in the amount of Term B-1 Loans pursuant to Section 2.14 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the Term B-1 Loans made as of the Closing Date)):

Date	Term B-1 Loan Principal Amortization Payment
August 21, 2006,	$1,350,000
November 21, 2006	$1,350,000
February 21, 2007,	$1,350,000
May 21, 2007,	$1,350,000
August 21, 2007,	$1,350,000
November 21, 2007	$1,350,000
February 21, 2008,	$1,350,000
May 21, 2008,	$1,350,000

Date	Term B-1 Loan Principal Amortization Payment
August 21, 2008,	$1,350,000
November 21, 2008	$1,350,000
February 21, 2009,	$1,350,000
May 21, 2009,	$1,350,000
August 21, 2009,	$1,350,000
November 21, 2009	$1,350,000
February 21, 2010,	$130,275,000
May 21, 2010,	$130,275,000
August 21, 2010,	$130,275,000
November 21, 2010	$130,275,000

provided, however, that the final principal repayment installment of the Term B-1 Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term B-1 Loans outstanding on such date.”

(g) Section 6.02 of the Credit Agreement is hereby amended by adding at the end thereof the following new paragraph:

“The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.””

(h) Section 6.11 of the Credit Agreement is hereby amended by adding at the end thereof the following new sentence:

“The Term B-1 Loans shall be used solely to (a) refinance and replace the aggregate principal amount of the Term B Loans in full, (b) refinance the outstanding principal amount of all outstanding Senior Unsecured Term Loans and pay all accrued but unpaid interest and any applicable prepayment premium, penalties and costs, and (c) pay fees, costs and expenses related to the transactions contemplated by the Third Amendment.”

(i) Section 7.02 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (n) thereof, (ii) deleting the “.” at the end of clause (o) thereof and inserting “; and” in lieu thereof, and (iii) inserting a new clause (p) as follows:

“(p) the Wakefield Bond Guaranty.”

(i) Section 7.03 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (b)(xiv) thereof, (ii) deleting the “.” at the end of clause (b)(xv) thereof and inserting “; and” in lieu thereof, and (iii) inserting a new clause (b)(xvi) as follows:

“(xvi) the Wakefield Bond Guaranty.”

(j) Section 7.05 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (1) thereof, (ii) deleting the “.” at the end of clause (m) thereof and inserting “; and” in lieu thereof, and (iii) inserting a new clause (n) as follows:

“(n) the Disposition of (i) the Wakefield Property to the City of Wakefield, Nebraska or any political subdivision or economic development authority associated therewith, and (ii) the Wakefield Depot Property to the City of Wakefield, Nebraska or any political subdivision or any charitable organization or foundation.”

SECTION 2. Effectiveness; Assignments; Waivers and Consents; Non-Consenting Lenders. This Amendment, other than the amendments contemplated by Section 1, shall become effective and in full force and effect upon the Administrative Agent’s receipt of counterparts of this Amendment by the Borrower, Holdings and the Required Lenders or, as to any of the foregoing parties, advice satisfactory to the Administrative Agent that each of the foregoing parties has executed this Amendment.

(a) Assignments. Each Term B Lender is required to assign all of its Term B Loans to one or more Term B-1 Lenders, including, without limitation, pursuant to Section 3.07 of the Credit Agreement as amended by this Amendment. Each Term B-1 Lender, the Borrower and the Administrative Agent hereby agree that the Arranger and the Administrative Agent shall arrange and allocate all such assignments and the Administrative Agent or any of its Affiliates may (but shall not be required to) acquire Term B Loans, Converted Term B-1 Loans and Funded Term B-1 Loans and further assign any such Term B Loans, Converted Term B-1 Loans or Funded Term B-1 Loans in order to better effectuate such assignments and the purposes of this Section 2(a).

(b) Waivers and Consents. Upon the occurrence of the Waiver Effective Date (as defined below):

(i) the Required Lenders hereby consent and agree that the Borrower may incur Term B-1 Loans in an aggregate principal amount of up to $540,000,000;

(ii) the Administrative Agent and the Required Lenders hereby waive any prior notice requirements under Section 2.05(a) of the Credit Agreement in connection with the exchange, conversion, refinancing, substitution and replacement of the Term B Loans as contemplated by this Amendment;

(iii) the Required Lenders and Term B-1 Lenders (including all Continuing Term Lenders) agree that all Term B Loans that are not exchanged for and converted into Converted Term B-1 Loans may be paid in full from the proceeds of Funded Term B-1 Loans, together with all accrued and unpaid interest thereon and any other amounts owing with respect thereto, without requiring the payment in full of any other Term B Loans and hereby waive the provisions of Section 2.12(a) and Section 2.13 to the extent applicable thereto;

(iv) the Required Lenders and the Term B Lenders hereby waive the requirements of Section 10.07 of the Credit Agreement with respect to any assignment of Term B Loans of any Exiting Term B Lender to Term B-1 Lenders made to effectuate the purposes of this Amendment;

(v) each Term B-1 Lender (including each Continuing Term Lender) and the Administrative Agent agree that this Amendment constitutes a Committed Loan Notice under Section 2.02(a) of the Credit Agreement with respect to the Term B-1 Loans and hereby waive any other notice requirements under Section 2.02(a) of the Credit Agreement for purposes of the exchange and conversion of Term B Loans for and into Term B-1 Loans and the making of other Term B-1 Loans on the Third Amendment Effective Date; and

(vi) the Required Lenders hereby waive the restrictions of Section 7.14(a) as relating to the prepayment on the Third Amendment Effective of the Senior Unsecured Term Loans to the extent made from the proceeds of Funded Term B-1 Loans and cash on hand.

(c) Non-Consenting Lenders. The Required Lenders, each Term B-1 Lender and the Borrower hereby agree that, in order to better effectuate the exchange and conversion of Term B-1 Loans for and into Converted Term B-1 Loans, Section 3.07 of the Credit Agreement shall be modified as provided in this Section 2(c) and each Term B Lender that has not entered into one or more Assignment and Assumption to assign all its Term B Loans shall be deemed a Non-Consenting Lender under Section 3.07 of the Credit Agreement for purposes of this Amendment (notwithstanding requirements to the contrary in Section 3.07(d) of the Credit Agreement).

SECTION 3. Conditions of Effectiveness of Amendments. The amendments to the Credit Agreement set forth in Section 1 shall become effective on the date (the “Third Amendment Effective Date”) when each of the conditions set forth in this Section 3 shall have been satisfied and this Amendment, including the waivers and agreements set forth in Section 2(b), shall become effective on the date (the “Waiver Effective Date”) when the conditions set forth in Section 3(a)(i) below shall have been satisfied:

(a) Execution of Counterparts. The Administrative Agent shall have received counterparts of (i) this Amendment executed by (A) the Borrower and Holdings, (B) the Administrative Agent, (C) the Required Lenders, and (D) Term B-1 Lenders providing Term B-1 Commitments in an aggregate amount equal to $540,000,000 or, as to any of the foregoing parties, advice satisfactory to the Administrative Agent that each of the foregoing parties has executed this Amendment and, if applicable, provided such Term B-1 Commitments, and (ii) the consent attached hereto (the “Consent”) executed by each Guarantor.

(b) Cash on Hand. The Borrower shall have at least $49,000,000 in unrestricted cash on hand available, together with the proceeds of the Term B-1 Loans not used to refinance the outstanding principal amount of Term B Loans held by Exiting Term Lenders, to (i) refinance in full the outstanding principal amount of all outstanding Senior Unsecured Term Loans, (ii) pay all accrued but unpaid interest and any applicable prepayment premium, penalties and costs, and (iii) pay all fees, costs and expenses related to the transactions contemplated by this Amendment.

(c) Senior Unsecured Term Loans. The Administrative Agent shall have received evidence reasonably satisfactory to it that the Senior Unsecured Term Loans shall have been repaid in full and all other amounts in respect thereof, including all accrued interest and any prepayment premium and penalties, or otherwise owing under the Senior Unsecured Term Loan Agreement shall have been paid in full or, in any such case, upon the funding of the Funded Term B-1 Loans, shall be so repaid or paid in full.

(d) Payment of Fees and Expenses. The Borrower shall have paid all fees and expenses (including the reasonable fees and expenses of Shearman & Sterling LLP) incurred by the Arranger and the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment or otherwise required to be paid in connection with this Amendment or under the Loan Documents.

(e) Evidence of Debt. Each Term B-1 Lender shall have received, if requested, and if such Term B-1 Lender shall have surrendered any Term B Note or Term B Notes held by such Term B-1 Lender, one or more Notes payable to the order of such Term B-1 Lender duly executed by the Borrower, in substantially the form of Exhibit A attached hereto, evidencing the Term B-1 Loans of such Term B-1 Lender.

(f) Certain Exiting Lenders. The Borrower shall have paid to each of the Exiting Term Lenders, if any, that failed to execute and deliver one or more Assignment and Assumption in order to assign its Term B Loans pursuant to Section 2(a) an amount equal to the aggregate outstanding principal amount of such Term B Loans Dollar for Dollar from the proceeds of Funded Term B-1 Loans together with all accrued but unpaid interest to the Third Amendment Effective Date on such Term B Loans and any other amounts payable in connection therewith under the Loan Documents.

(g) Resolutions. The Administrative Agent shall have received certified copies of (i) the resolutions of the Board of Directors of (A) Holdings and the Borrower evidencing approval of this Amendment and all matters and transactions contemplated hereby and (B) each Guarantor evidencing approval of the Consent and the matters and transactions contemplated hereby and thereby and (ii) all documents evidencing other necessary corporate action and governmental and other material third party approvals and consents, if any, with respect to this Amendment, the Consent and the matters and transactions contemplated hereby and thereby.

(h) Certificates. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary (or another Responsible Officer) of Holdings, the Borrower and each other Loan Party certifying (i) the names and true signatures of the officers of Holdings, the Borrower and such other Loan Party authorized to sign this Amendment and the Consent and the other documents to be delivered hereunder and thereunder, (ii) that no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, or any third party to any agreements and instruments of any Loan Party, is required for the due execution, delivery or performance by the Loan Parties of this Amendment and the Consent, (iii) the representations and warranties contained in Section 5 of this Amendment are true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date) and (iv) no Default has occurred and is continuing or would result from this Amendment and the matters and transactions contemplated hereby.

(i) Legal Opinions. An opinion of Weil, Gotshal & Manges LLP, counsel for the Loan Parties, addressed to the Administrative Agent and each Lender, in substantially the form attached as Exhibit B hereto, which shall include, among other things, opinions as to the continuing validity of the liens on, and security interests in, the Collateral created pursuant to the Loan Documents and the perfection of such liens and security interests.

(j) Legal Details, Etc. All documents executed or submitted pursuant hereto or contemplated hereby shall be reasonably satisfactory in form and substance to the Arranger, the Administrative Agent and Shearman & Sterling LLP, as counsel to the Arranger and the Administrative Agent.

(k) Conditions to Credit Extensions. All conditions precedent set forth in Section 4.02 of the Credit Agreement shall have been satisfied.

SECTION 4. Post-Closing Requirements Relating to the Mortgaged Properties. Within thirty (30) days after the Third Amendment Effective Date (which time period may be extended for a period of an additional thirty (30) days up to two (2) times in the sole discretion of the Administrative Agent), the Borrower shall, and shall cause each Subsidiary to, furnish to the Administrative Agent:

(a) Evidence that mortgage amendments, supplements and restatements in form and substance reasonably satisfactory to the Administrative Agent (the “Mortgage Amendments”) with respect to each of the existing Mortgages have been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto on or before such date and are in form suitable for filing and recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable;

(b) With respect to the real properties subject to the existing Mortgages (the “Mortgaged Properties”), fully paid title searches and, with respect to any Mortgaged Properties located in Minnesota, date-down endorsements to the existing title insurance policies;

(c) Such advice from local counsel retained by the Borrower in Minnesota as may be reasonably required by the Administrative Agent; and

(d) Evidence that all fees, costs and expenses have been paid in connection with the preparation, execution, filing and recordation of the Mortgage Amendments, including, without limitation, reasonable attorneys’ fees (including the reasonable fees and expenses of Shearman & Sterling LLP), filing and recording fees, title insurance company coordination fees, documentary stamp, mortgage and intangible taxes and title search charges and other charges incurred in connection with the recordation of the Mortgage Amendments and the other matters described in this Section 4 and as otherwise required to be paid in connection therewith under Section 10.04 of the Credit Agreement.

SECTION 5. Representations and Warranties. Each of Holdings and the Borrower represents and warrants as follows:

(a) The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except with respect to any breach or contravention or payment (but not creation of Liens) referred to in clause (ii)(A), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(b) This Amendment and the Consent have been duly executed and delivered by each Loan Party that is party hereto or thereto, as applicable. Each of this Amendment and the Consent and each Loan Document after giving effect to the amendments in Section 1, constitutes a legal, valid and binding obligation of each Loan Party that is party hereto or thereto, as applicable, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

(c) No Default has occurred and is continuing or will occur as a result of the transactions contemplated by this Amendment, and such transactions are permitted under the Senior Subordinated Notes Indenture and the Borrower has complied with all requirements thereunder in connection with such transactions.

(d) Each of the representations and warranties of each Loan Party contained in Article V of the Credit Agreement and each other Loan Document, immediately before and after giving effect to this Amendment and the matters and transactions contemplated hereby, is true and correct in all material respects on and as of the date first above written, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

SECTION 6. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment (and as contemplated to be amended, modified, supplemented, restated, substituted or replaced by this Amendment) are and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment (and as contemplated to be amended, modified, supplemented, restated, substituted or replaced by this Amendment).

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

SECTION 7. Costs and Expenses. The Borrower agrees that all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder or in connection herewith (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent), are costs and expenses that the Borrower is required to pay or reimburse pursuant to Section 10.04 of the Credit Agreement.

SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MICHAEL FOODS, INC.

By
Name:
Title:

M-FOODS HOLDINGS, INC.

By
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent and as Lender

By
Name:
Title:

Other Lenders:

[Please print name of lender]

By
Name:
Title:

CONSENT

Dated as of November 22, 2005

Each of the undersigned, as Guarantor under, as applicable, (i) the Parent Guaranty dated as of November 20, 2003 or (ii) the Subsidiary Guaranty dated as of November 20, 2003 (collectively, the “Guaranty”), in each case, in favor of the Administrative Agent and the Lenders parties to the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and the transactions contemplated by such Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment, and (b) the Collateral Documents to which such Guarantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the obligations to be secured thereunder.

[The remainder of this page is intentionally left blank]

M-FOODS HOLDINGS, INC.

By
Name:
Title:

MICHAEL FOODS OF DELAWARE, INC.

By
Name:
Title:

CASA TRUCKING, INC.

By
Name:
Title:

CRYSTAL FARMS REFRIGERATED DISTRIBUTION COMPANY

By
Name:
Title:

KMS DAIRY, INC.

By
Name:
Title:

MINNESOTA PRODUCTS, INC.

By
Name:
Title:

NORTHERN STAR CO.

By
Name:
Title:

PAPETTI’S HYGRADE EGG PRODUCTS, INC.

By
Name:
Title:

M.G. WALDBAUM COMPANY

By
Name:
Title:

FARM FRESH FOODS, INC.

By
Name:
Title:

WFC, INC.

By
Name:
Title:

WISCO FARM COOPERATIVE

By
Name:
Title:

EXHIBIT A

FORM OF TERM B-1 NOTE

$	, 2005

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                      or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the aggregate unpaid principal amount of each Term B-1 Loan made by the Lender to the Borrower under that certain Credit Agreement dated as of November 20, 2003 (as amended by Amendment No. 1 to Credit Agreement dated as of September 17, 2004, Amendment No. 2 to Credit Agreement dated as of May 18, 2005 and Amendment No. 3 to Credit Agreement dated as of November 22, 2005 and as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, Holdings, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other Agents named therein.

The Borrower promises to pay interest on the aggregate unpaid principal amount of each Term B-1 Loan made by the Lender to the Borrower under the Agreement from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term B-1 Note is one of the Term B-1 Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term B-1 Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term B-1 Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Term B-1 Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term B-1 Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term B-1 Note.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

MICHAEL FOODS, INC.

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT B

FORM OF LEGAL OPINION

SCHEDULE 2.01